EXHIBIT 21

                                             SUBSIDIARIES OF THE REGISTRANT
      Parent                           Subsidiary               Percentage of Ownership     State of Incorporation or Organization
Catskill Financial Corporation         Catskill Savings Bank    100%                        New York